SLM Private Credit Student Loan Trust 2003-C
Quarterly Servicing Report
Report Date: 11/30/2005   Reporting Period: 9/1/05-11/30/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
	i	Portfolio Balance			$1,147,339,296.32	($8,673,016.17)	$1,138,666,280.15
	ii	Interest to be Capitalized			40,993,184.01		35,741,694.67

	iii	Total Pool			$1,188,332,480.33		$1,174,407,974.82
	iv	Cash Capitalization Account (Cii)			74,402,741.74		47,347,199.29

	v	Asset Balance			$1,262,735,222.07		$1,221,755,174.11

	i	Weighted Average Coupon (WAC)			6.893%		7.393%
	ii	Weighted Average Remaining Term			179.07		178.81
	iii	Number of Loans			124,791		122,711
	iv	Number of Borrowers			85,048		83,587
	v	Prime Loans Outstanding			$1,064,643,115		$1,054,881,735
	vi	T-bill Loans Outstanding			$122,901,651		$118,492,487
	vii	Fixed Loans Outstanding			$787,715		$1,033,752

						% of		% of
B	Notes		Cusips	Spread	Balance 9/15/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CAY0	0.100%	$489,666,679.62	39.627%	$448,686,631.66	37.556%
	ii	A-2 Notes	78443CAZ7	0.390%	421,173,000.00	34.084%	421,173,000.00	35.253%
	iii	A-3 ARS	78443CBA1	ARS	75,000,000.00	6.070%	75,000,000.00	6.278%
	iv	A-4 ARS	78443CBB9	ARS	75,000,000.00	6.070%	75,000,000.00	6.278%
	v	A-5 ARS	78443CBC7	ARS	70,000,000.00	5.665%	70,000,000.00	5.859%
	vi	B Notes	78443CBD5	0.800%	43,965,000.00	3.558%	43,965,000.00	3.680%
	vii	C Notes	78443CBE3	1.600%	60,875,000.00	4.926%	60,875,000.00	5.095%

	viii	Total Notes			$1,235,679,679.62	100.000%	$1,194,699,631.66	100.000%

C					09/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$3,124,915.00		$3,124,915.00
	ii	Reserve Account Balance ($)			$3,124,915.00		$3,124,915.00
	iii	Cash Capitalization Acct Balance ($)			$74,402,741.74		$47,347,199.29

	iv	Initial Asset Balance			$1,352,777,122.47		$1,352,777,122.47
	v	Specified Overcollateralization Amount			$27,055,542.45		$27,055,542.45
	vi	Actual Overcollateralization Amount			$27,055,542.45		$27,055,542.45

	vii	Has the Stepdown Date Occurred?*			No		No

D	General Trust Information
	i	Indenture Trustee		JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator		Sallie Mae, Inc.		iv Swap Counterparty		Merril Lynch DP
								JPMorgan Chase

		Initial Pool Balance		$1,249,966,061.47

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and September 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2003-C Transactions from: 08/31/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,820,230.53
	ii	Purchases by Servicer (Delinquencies >180)	3,854,908.49
	iii	Other Servicer Reimbursements	74.79
	iv	Other Principal Reimbursements	141,079.31

	v	Total Principal Collections	$23,816,293.12

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(14,346,622.87)
	iii	Capitalized Insurance Fee	(796,758.47)
	iv	Other Adjustments	104.39

	v	Total Non-Cash Principal Activity	$(15,143,276.95)

C	Total Student Loan Principal Activity		$8,673,016.17

D	Student Loan Interest Activity
	i	Interest Payments Received	$11,047,568.99
	ii	Purchases by Servicer (Delinquencies >180)	204,084.22
	iii	Other Servicer Reimbursements	0.02
	iv	Seller Reimbursements	3,542.99
	v	Late Fees	140,110.72
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$11,395,306.94

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	14,346,622.87
	iii	Other Interest Adjustments	(61.53)

	iv	Total Non-Cash Interest Adjustments	$14,346,561.34

F	Total Student Loan Interest Activity		$25,741,868.28

III. 2003-C Collection Account Activity 08/31/2005 through: 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$19,159,950.93
	ii	Consolidation Principal Payments	660,279.60
	iii	Purchases by Servicer (Delinquencies >180)	3,854,908.49
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	74.79
	vi	Other Re-purchased Principal	141,079.31

	vii	Total Principal Collections	$23,816,293.12

B	Interest Collections
	i	Interest Payments Received	$11,033,548.81
	ii	Consolidation Interest Payments	14,020.18
	iii	Purchases by Servicer (Delinquencies >180)	204,084.22
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.02
	vi	Other Re-purchased Interest	3,542.99
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	140,110.72

	ix	Total Interest Collections	$11,395,306.94

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$895,315.77

G	Borrower Incentive Reimbursements		$109,770.88

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt, Merril Lynch DP		$5,207,435.64
	Gross Swap Receipt, JPMorgan Chase		$5,207,435.64

J	Other Deposits		$195,169.98

	TOTAL FUNDS RECEIVED		$46,826,727.97

	LESS FUNDS PREVIOUSLY REMITTED:
	i	Funds Allocated to the Future Distribution Account	$(13,194,471.58)
	ii	Funds Released from the Future Distribution Account	$9,779,165.59

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$43,411,421.98

K	Amount released from Cash Capitalizaton Account		$27,055,542.45

L	AVAILABLE FUNDS		$70,466,964.43

M	Servicing Fees Due for Current Period		$662,620.66

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$682,620.66

IV. 2003-C Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	09/15/2005	$4,358,542.44
	ii		Total Allocations for Distribution Period	$8,835,929.14
	iii		Total Payments for Distribution Period	$(3,415,305.99)
	iv		Funds Released to the Collection Account	$(9,779,165.59)

	v		Total Balance Prior to Current Month Allocations	$0.00

	vi	Ending Balance	12/15/2005	$4,902,597.63

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		09/15/2005
	i		Primary Servicing Fees	$669,281.26
	ii		Admin fees	$6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	$37,662.22
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	$3,644,932.29
	v		Interest Accrued on the Class B Notes	0.00

	vi	Balance as of	09/15/2005	$4,358,542.44

	Monthly Allocation Date		10/15/2005
	i		Primary Servicing Fees	$666,208.03
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	34,131.39
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	3,656,642.90
	v		Interest Accrued on the Class B Notes	0.00

	vi		Total Allocations	$4,363,648.99

	Monthly Allocation Date		11/15/2005
	i		Primary Servicing Fees	$662,620.66
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	35,308.33
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	3,767,684.49
	v		Interest Accrued on the Class B Notes	0.00

	vi		Total Allocations	$4,472,280.15

C	Total Future Distribution Account Deposits Previously Allocated			$13,194,471.58

D	Current Month Allocations		12/15/2005
	i		Primary Servicing	$664,222.00
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	38,839.17
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	4,192,869.79
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Allocations on the Distribution Date	$4,902,597.63

V. 2003-C Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

		Payment	Security	Interest	No. of
	i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment	Broker/Dealer Fees	Auction Agent Fees

		09/22/2005	SLMPC 2003-C A-5	3.642000%	28	08/25/2005	09/22/2005	$198,286.67	$8,166.67	$462.78
		10/04/2005	SLMPC 2003-C A-3	3.680000%	28	09/06/2005	10/04/2005	$214,666.67	$11,666.67	$495.83
		10/11/2005	SLMPC 2003-C A-4	3.720000%	28	09/13/2005	10/11/2005	$217,000.00	$11,666.67	$495.83
		10/20/2005	SLMPC 2003-C A-5	3.820000%	28	09/22/2005	10/20/2005	$207,977.78	$8,166.67	$462.78
		11/01/2005	SLMPC 2003-C A-3	3.880000%	28	10/04/2005	11/01/2005	$226,333.33	$11,666.67	$495.83
		11/08/2005	SLMPC 2003-C A-4	3.890000%	28	10/11/2005	11/08/2005	$226,916.67	$11,666.67	$495.83
		11/17/2005	SLMPC 2003-C A-5	3.980000%	28	10/20/2005	11/17/2005	$216,688.89	$8,166.67	$462.78
		11/29/2005	SLMPC 2003-C A-3	4.070000%	28	11/01/2005	11/29/2005	$237,416.67	$11,666.67	$495.83
		12/06/2005	SLMPC 2003-C A-4	4.040000%	28	11/08/2005	12/06/2005	$235,666.67	$11,666.67	$495.83
		12/15/2005	SLMPC 2003-C A-5	4.140000%	28	11/17/2005	12/15/2005	$225,400.00	$8,166.67	$462.78

	ii	Auction Rate Note Interest Paid During Distribution Period			9/15/05 - 12/15/05			$2,206,353.35
	iii	Broker/Dealer Fees Paid During Distribution Period			9/15/05 - 12/15/05			$102,666.70
	iv	Auction Agent Fees Paid During Distribution Period			9/15/05 - 12/15/05			$4,826.10
	v	Primary Servicing Fees Remitted			9/15/05 - 12/15/05			$1,335,489.29

	vi	Total						$3,649,335.44
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$(225,400.00)
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$(462.78)
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$(8,166.67)

B	Total Payments Out of Future Distribution Account During Collection Period							$3,415,305.99

C	Funds Released to Collection Account							$9,779,165.59

D	Auction Rate Student Loan Rates			Sep-05	Oct-05	Nov-05
				5.954%	5.955%	6.455%

VI. 2003-C Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	08/31/2005	11/30/2005

		December 15, 2003 to June 16, 2008	15%	$187,494,909.22	$187,494,909.22
		September 15, 2008 to June 15, 2011	18%
		September 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$15,336,298.15	$19,191,206.64
	iii	Cumulative Interest Purchases by Servicer		652,325.76	856,409.98

	iv	Total Gross Defaults:		$15,988,623.91	$20,047,616.62

VII. 2003-C Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	6.737%	7.185%	18,485	17,519	14.813%	14.277%	$146,084,690.88	$139,045,821.14	12.732%	12.211%
Grace	6.774%	7.461%	13,477	6,468	10.800%	5.271%	$121,816,932.59	$64,340,590.64	10.617%	5.651%
Deferment	7.032%	7.516%	7,698	9,416	6.169%	7.673%	$69,616,597.46	$84,628,670.71	6.068%	7.432%

TOTAL INTERIM	6.811%	7.344%	39,660	33,403	31.781%	27.221%	$337,518,220.93	$288,015,082.49	29.418%	25.294%
REPAYMENT
Active
Current	6.777%	7.271%	72,470	75,853	58.073%	61.814%	$672,971,886.39	$705,596,000.19	58.655%	61.967%
31-60 Days Delinquent	7.602%	8.248%	2,349	2,026	1.882%	1.651%	21,367,738.66	$18,505,594.75	1.862%	1.625%
61-90 Days Delinquent	8.369%	8.752%	1,118	732	0.896%	0.597%	10,086,907.35	$6,718,848.34	0.879%	0.590%
91-120 Days Delinquent	8.544%	8.866%	659	288	0.528%	0.235%	6,081,127.51	$2,393,448.04	0.530%	0.210%
121-150 Days Delinquent	8.814%	9.500%	416	276	0.333%	0.225%	3,963,687.62	$2,493,024.95	0.345%	0.219%
151-180 Days Delinquent	8.150%	9.661%	144	111	0.115%	0.090%	1,363,007.65	$830,307.90	0.119%	0.073%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	$—	0.000%	0.000%
Forbearance	7.493%	7.960%	7,975	10,022	6.391%	8.167%	93,986,720.21	$114,113,973.49	8.192%	10.022%

TOTAL REPAYMENT	6.927%	7.409%	85,131	89,308	68.219%	72.779%	$809,821,075.39	$850,651,197.66	70.582%	74.706%

GRAND TOTAL	6.893%	7.393%	124,791	122,711	100.000%	100.000%	$1,147,339,296.32	$1,138,666,280.15	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VIII. 2003-C Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	7.459%	94,880	$846,035,166.51	74.301%
- Law Loans	7.623%	17,994	164,516,301.41	14.448%
- Med Loans	6.582%	3,025	26,061,556.74	2.289%
- MBA Loans	6.629%	6,812	102,053,255.49	8.963%

- Total	7.393%	122,711	$1,138,666,280.15	100.000%

*	Percentages may not total 100% due to rounding

IX. 2003-C Interest Rate Swap and Cap Calculations

A	Swap Payments				Merril Lynch DP	JPMorgan Chase
					Swap Calculation	Swap Calculation
	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$532,321,557.46	$532,321,557.46

	Counterparty Pays:
	ii	3 Month Libor			3.87000%	3.87000%
	iii	Gross Swap Receipt Due Trust			$5,207,435.64	$5,207,435.64
	iv	Days in Period	09/15/2005	12/15/2005	91	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6500%			3.85000%	3.85000%
	vi	Gross Swap Payment Due Counterparty			$5,109,557.74	$5,109,557.74
	vii	Days in Period	09/15/2005	12/15/2005	91	91

B	Cap Payments				Cap Calculation
	i	Notional Swap Amount			$860,000,000.00

	Counterparty Pays:
	ii	3 Month Libor			3.87000%
	iii	Cap Rate			7.50000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	09/15/2005	12/15/2005	91
	vi	Cap Payment due Trust			$0.00

X. 2003-C Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.010035278	9/15/05-12/15/05	3.97000%
B	Class A-2 Interest Rate	0.010768333	9/15/05-12/15/05	4.26000%
C	Class A-5 Interest Rate	0.003220000	11/17/05-12/15/05	4.14000%
D	Class B Interest Rate	0.011804722	9/15/05-12/15/05	4.67000%
E	Class C Interest Rate	0.013826944	9/15/05-12/15/05	5.47000%

XI. 2003-C Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,147,339,296.32
	ii	Interest To Be Capitalized	40,993,184.01

	iii	Total Pool	$1,188,332,480.33
	iv	Cash Capitalization Account (CI)	74,402,741.74

	v	Asset Balance	$1,262,735,222.07

B	Total Note and Certificate Factor		0.918029500
C	Total Note Balance		$1,235,679,679.62

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C

	i	Current Factor	0.816111100	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$489,666,679.62	$421,173,000.00	$75,000,000.00	$75,000,000.00	$70,000,000.00	$43,965,000.00	$60,875,000.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-C Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$1,130,839,680	$1,174,804,680	$1,235,679,680
Asset Balance	8/31/05	$1,262,735,222	$1,262,735,222	$1,262,735,222

Pool Balance	11/30/05	$1,174,407,975	$1,174,407,975	$1,174,407,975
Amounts on Deposit*	12/15/05	97,229,126	96,710,131	95,868,416
Total		$1,271,637,101	$1,271,118,107	$1,270,276,392

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,895,542.45
Specified Class A Enhancement		$183,263,276.12	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,930,542.45
Specified Class B Enhancement		$123,702,711.38	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$27,055,542.45
Specified Class C Enhancement		$36,652,655.22	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XV Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-C Cash Capitalization Account Triggers

A		Cash Capitalization Account Balance as of Collection End Date	11/30/2005	$74,402,741.74
		Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	0.00

		Cash Capitalization Account Balance (CI) *		$74,402,741.74

B	i	5.50% of Initial Asset Balance		$74,402,741.74
	ii	Excess, CI over 5.5% of initial Asset Bal		$0.00
	iii	Release A(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

C	i	3.50% of Initial Asset Balance		$47,347,199.29
	ii	Excess, CI over 3.5% of initial Asset Bal		$27,055,542.45
	iii	Release B(ii) excess to Collection Account? **	12/15/2005	RELEASE from CASH CAP

D		Release from Cash Capitalization Account (R) *	12/15/2005	$27,055,542.45

  * as defined under “Asset Balance” on page S-78 of the prospectus supplement

** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-C Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	09/15/2005	$1,130,839,679.62
	iii	Asset Balance	11/30/2005	$1,221,755,174.11

	iv	First Priority Principal Distribution Amount	12/15/2005	$0.00
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	09/15/2005	$1,174,804,679.62
	vii	Asset Balance	11/30/2005	$1,221,755,174.11
	viii	First Priority Principal Distribution Amount	12/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	12/15/2005	$0.00
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$1,235,679,679.62
	xii	Asset Balance	11/30/2005	$1,221,755,174.11
	xiii	First Priority Principal Distribution Amount	12/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	12/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	12/15/2005	$13,924,505.51
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	09/15/2005	$1,235,679,679.62

	ii	Asset Balance	11/30/2005	$1,221,755,174.11
	iii	Specified Overcollateralization Amount	12/15/2005	$27,055,542.45
	iv	First Priority Principal Distribution Amount	12/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	12/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	12/15/2005	$13,924,505.51
	vii	Regular Principal Distribution Amount		$27,055,542.45

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$1,221,755,174.11
	iii	85% of Asset Balance	11/30/2005	$1,038,491,897.99
	iv	Specified Overcollateralization Amount	12/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,038,491,897.99
	vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$40,980,047.96
	vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$1,221,755,174.11
	iii	89.875% of Asset Balance	11/30/2005	$1,098,052,462.73
	iv	Specified Overcollateralization Amount	12/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,098,052,462.73
	vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$1,221,755,174.11
	iii	97% of Asset Balance	11/30/2005	$1,185,102,518.89
	iv	Specified Overcollateralization Amount	12/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,185,102,518.89
	vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

XV. 2003-C Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-J)		$70,466,964.43	$70,466,964.43

B	Primary Servicing Fees-Current Month plus any Unpaid		$662,620.66	$69,804,343.77

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$69,784,343.77

D	Auction Agent Fees Due 12/15/2005		$462.78	$69,783,880.99
	Broker/Dealer Fees Due 12/15/2005		$8,166.67	$69,775,714.32

E	Gross Swap Payment, Merril Lynch DP		$5,109,557.74	$64,666,156.58
	Gross Swap Payment, JPMorgan Chase		$5,109,557.74	$59,556,598.83

F	i	Class A-1 Noteholders’ Interest Distribution Amount due 12/15/2005	$4,913,941.15	$54,642,657.68
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$4,535,331.26	$50,107,326.43
	iii	Class A-3 Noteholders’ Interest Distribution Amount due 12/15/2005	$0.00	$50,107,326.43
	iv	Class A-4 Noteholders' Interest Distribution Amount due 12/15/2005	$0.00	$50,107,326.43
	v	Class A-5 Noteholders’ Interest Distribution Amount due 12/15/2005	$225,400.00	$49,881,926.43
	vi	Swap Termination Fees due 12/15/2005	$0.00	$50,107,326.43

G	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$50,107,326.43

H	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$518,994.61	$49,588,331.82

I	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$49,588,331.82

J	Class C Noteholders’ Interest Distribuition Amount		$841,715.24	$48,746,616.58

K	Third Priority Principal Distribution Amount — Principal Distribution Account		$13,924,505.51	$34,822,111.07

L	Increase to the Specified Reserve Account Balance		$0.00	$34,822,111.07

M	Regular Principal Distribution Amount — Principal Distribution Account		$27,055,542.45	$7,766,568.62

N	Carryover Servicing Fees		$0.00	$7,766,568.62

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3	$0.00	$7,766,568.62
	ii	Class A-4	$0.00	$7,766,568.62
	iii	Class A-5	$0.00	$7,766,568.62

P	Swap Termination Payments		$0.00	$7,766,568.62

Q	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$7,766,568.62

R	Remaining Funds to the Certificateholders		$7,766,568.62	$0.00

XVI. 2003-C Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$40,980,047.96	$40,980,047.96

B	i	Class A-1 Principal Distribution Amount Paid	$40,980,047.96	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	v	Class A-5 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00
	v	Remaining Class A-5 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-C Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C
	i	Quarterly Interest Due			$4,913,941.15	$4,535,331.26	$0.00	$0.00	$225,400.00	$518,994.61	$841,715.24
	ii	Quarterly Interest Paid			4,913,941.15	4,535,331.26	0.00	0.00	225,400.00	518,994.61	841,715.24

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00		$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$40,980,047.96	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			40,980,047.96	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$45,893,989.11	$4,535,331.26	$0.00	$0.00	$225,400.00	$518,994.61	$841,715.24

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CAY0	$489,666,679.62		$448,686,631.66
		A-1 Note Pool Factor		0.816111100	0.068300000	0.747811100

	ii	A-2 Note Balance	78443CAZ7	$421,173,000.00		$421,173,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000
							Next ARS Pay Date	Balances
	iii	A-3 Note Balance	78443CBA1	$75,000,000.00		$75,000,000.00	12/27/05	$75,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	iv	A-4 Note Balance	78443CBB9	$75,000,000.00		$75,000,000.00	01/03/06	$75,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	v	A-5 Note Balance	78443CBC7	$70,000,000.00		$70,000,000.00	01/13/06	$70,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	vi	B Note Balance	78443CBD5	$43,965,000.00		$43,965,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBE3	$60,875,000.00		$60,875,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII. 2003-C Historical Pool Information

							2004	2003
			9/1/05 - 11/30/2005	6/1/05 - 8/31/05	3/1/05 - 5/31/05	12/1/04-2/28/05	3/1/04 - 11/30/04	8/18/3-11/30/03

Beginning Student Loan Portfolio Balance			$1,147,339,296.32	$1,161,614,780.12	$1,177,787,582.97	$1,184,661,986.78	$1,201,155,217.98	$1,202,893,173.22

	Student Loan Principal Activity
	i	Principal Payments Received	$19,820,230.53	$20,914,616.85	$19,160,393.80	$16,954,196.34	$42,388,790.00	$25,985,645.77
	ii	Purchases by Servicer (Delinquencies >180)	3,854,908.49	3,551,971.22	2,671,087.64	2,477,719.54	$5,407,174.03	1,228,345.72
	iii	Other Servicer Reimbursements	74.79	20.14	42.95	4,478.70	$63,917.81	3,550.32
	iv	Seller Reimbursements	141,079.31	90,443.35	34,322.62	49,692.46	132,435.55	841,059.95

	v	Total Principal Collections	$23,816,293.12	$24,557,051.56	$21,865,847.01	$19,486,087.04	$47,992,317.39	$28,058,601.76
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(14,346,622.87)	(9,830,830.39)	(5,562,040.00)	(11,511,962.78)	$(29,405,228.05)	(23,299,636.32)
	iii	Capitalized Insurance Fee	($796,758.47)	($450,809.82)	($131,633.67)	($1,073,978.12)	$(2,066,001.12)	($2,976,209.46)
	iv	Other Adjustments	104.39	72.45	629.51	(25,742.33)	(27,857.02)	(44,800.74)

	v	Total Non-Cash Principal Activity	$(15,143,276.95)	$(10,281,567.76)	$(5,693,044.16)	$(12,611,683.23)	$(31,499,086.19)	$(26,320,646.52)

								$—
(-)	Total Student Loan Principal Activity		$8,673,016.17	$14,275,483.80	$16,172,802.85	$6,874,403.81	$16,493,231.20	$1,737,955.24

	Student Loan Interest Activity
	i	Interest Payments Received	$11,047,568.99	$10,569,013.02	$9,738,695.98	$8,219,131.68	$17,599,833.01	$9,203,875.99
	ii	Repurchases by Servicer (Delinquencies >180)	204,084.22	164,562.74	133,998.96	94,944.90	$218,206.25	40,612.91
	iii	Other Servicer Reimbursements	0.02	0.03	2.20	22.61	$5,935.84	77.40
	iv	Seller Reimbursements	3,542.99	1,681.77	1,437.59	2,739.58	$8,563.56	57,978.86
	v	Late Fees	140,110.72	154,259.57	154,164.69	124,155.77	$239,314.74	114,212.37
	vi	Collection Fees	—	—	—	—	—	—

	viii	Total Interest Collections	11,395,306.94	10,889,517.13	10,028,299.42	8,440,994.54	18,071,853.40	9,416,757.53

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	14,346,622.87	9,830,830.39	5,562,040.00	11,511,962.78	29,405,228.05	23,299,636.32
	iii	Other Interest Adjustments	(61.53)	(209.81)	552.82	2,455.39	62,020.73	138,139.03

	iv	Total Non-Cash Interest Adjustments	$14,346,561.34	$9,830,620.58	$5,562,592.82	$11,514,418.17	$29,467,248.78	$23,437,775.35

	v	Total Student Loan Interest Activity	$25,741,868.28	$20,720,137.71	$15,590,892.24	$19,955,412.71	$47,539,102.18	$32,854,532.88

(=)	Ending Student Loan Portfolio Balance		$1,138,666,280.15	$1,147,339,296.32	$1,161,614,780.12	$1,177,787,582.97	$1,184,661,986.78	$1,201,155,217.98
(+)	Interest to be Capitalized		$35,741,694.67	$40,993,184.01	$42,519,007.84	$39,745,956.31	$43,166,983.90	$46,965,543.28

(=)	TOTAL POOL		$1,174,407,974.82	$1,188,332,480.33	$1,204,133,787.96	$1,217,533,539.28	$1,227,828,970.68	$1,248,120,761.26

(+)	Cash Capitalization Account Balance (CI)		$47,347,199.29	$74,402,741.74	$74,402,741.74	$74,402,741.74	$74,402,741.74	$102,811,061.00

(=)	Asset Balance		$1,221,755,174.11	$1,262,735,222.07	$1,278,536,529.70	$1,291,936,281.02	$1,302,231,712.42	$1,350,931,822.26

XIX. 2003-C Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Dec-03	$1,251,820,090	2.20%

Mar-03	$1,248,120,761	2.03%

Jun-04	$1,242,483,969	1.77%

Sep-04	$1,236,052,405	1.71%

Dec-04	$1,227,828,971	2.00%

Mar-05	$1,217,533,539	1.90%

Jun-05	$1,204,133,788	1.88%

Sep-05	$1,188,332,480.33	1.95%

Dec-05	$1,174,407,974.82	1.95%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.